Exhibit 10.18

                                Fourth Amendment
                                     to the
                           Revolving Credit Agreement
                                 by and between
        Telephone and Data Systems, Inc. and Aerial Communications, Inc.

This Fourth Amendment (the "Fourth Amendment") to the Revolving Credit Agreement dated as of August 1, 1995, as previously amended (the "Revolving Credit Agreement") by and between Telephone and Data Systems, Inc. ("TDS"), an Iowa corporation, and Aerial Communications, Inc., formerly known as American Portable Telecommunications ("Company"), a Delaware corporation, is effective as of this 11th day of May, 1998.

WHEREAS TDS and the Company entered into that certain Revolving Credit Agreement, dated and made effective as of August 1, 1995, which Revolving Credit Agreement was subsequently amended pursuant to amendment agreements respectively dated as of December 31, 1995, August 7, 1997 and August 29, 1997; and

WHEREAS TDS continues to own certain of the issued and outstanding shares of the capital stock of the Company; and

WHEREAS, the Company has identified a need for additional funds and TDS has agreed to provide the Company certain additional funds for specified purposes under terms more particularly set forth in the Revolving Credit Agreement as heretofore amended and as proposed to be amended hereby; and

NOW, THEREFORE, in consideration of the premises set forth above, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, TDS and the Company agree to further amend the Revolving Credit Agreement as follows:

         1. All references to "$425,000,000.00" shall be changed to references to the "Applicable Maximum Amount".

         2. The following definition shall be added to Section 10(b) in the appropriate alphabetical location:

                           "Applicable  Maximum  Amount"  shall mean,  as of any
                  date of determination the dollar amount set forth in Schedule I hereto and pertaining to the period during which such date occurs, minus the aggregate principal amount of all prepayments required to be paid pursuant to the last sentence of Section 2.

         3. Schedule I to this Fourth Amendment shall be added to the Revolving Credit Agreement as Schedule I thereto.

         4. Section 2 is amended to add the following provision to the end of such section:

                  Notwithstanding the foregoing, the aggregate outstanding principal balance of the loans shall be prepaid by the Company concurrently with the Company's receipt of all proceeds of debt or equity securities issued by the Company to, or loans or advances made to or for the benefit of the Company by, any person or entity other than TDS or any affiliate of TDS, which prepayments shall be made by the Company in amounts equal to the gross proceeds of such securities, loans or advances net of all reasonable expenses and fees paid by the Company in connection with the closing of such transaction.



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         5.       All references to the  termination  date of December 31, 1998, and the phrase "the second anniversary of the date hereof" as such phrase appears in Section 1, shall be changed to December 31, 1999.

         6.       The following provision shall be added to the end of
                  Section 5:

                  Notwithstanding anything in this Revolving Credit Agreement to the contrary, in the event that TDS's direct ownership of the outstanding voting equity securities of the Company shall be less than 70% (computed on a fully-diluted basis), TDS's commitment to make additional loans hereunder shall expire on the 180th day immediately following the date of such event.

         7. The requirements of Section 7(b) (2) are waived for the period ending December 31, 1999.

         8. Section 7(b)(3) is amended to delete clause (ii) thereof in its entirety and to replace such clause with the following clause:

                  (ii) indebtedness of the Company or which is guaranteed by the Company if, as to the Company's obligations thereunder, such indebtedness is subordinate to all borrowings and other obligations of the Company under this Revolving Credit Agreement pursuant to terms, conditions and subordination agreements acceptable to TDS, unless otherwise waived in writing by TDS;

All other terms and conditions of the Revolving Credit Agreement shall remain unchanged and in full force and effect. All defined terms contained in the Revolving Credit Agreement hereby are incorporated into this Fourth Amendment and shall have the same meaning herein as in the Revolving Credit Agreement unless otherwise defined herein.

IN  WITNESS   WHEREOF,   the   parties   hereto,   by  their   duly   authorized
representatives, have executed this Fourth Amendment to the Revolving Credit Agreement, effective as of the date first written above.

Telephone and Data Systems, Inc.                     Aerial Communications, Inc


By: /s/ Murray L. Swanson                            By: /s/ J. Clarke Smith
   -----------------------------                        ------------------------
Name:  Murray L. Swanson                             Name:  J. Clarke Smith
Title: Executive Vice President-Finance              Title:  Vice President-
                                                       Finance & Administration

Date: May 21, 1998                                   Date: May 27, 1998
      --------------------------                           ---------------------


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
                                    SCHEDULE 1
                                       TO
                                FOURTH AMENDMENT


                                                      Applicable
                                                       Maximum
                      As of                             Amount
                  ------------------------------------------------
                  May 11, 1998                      $605,000,000
                  June 30, 1998                     $640,000,000
                  July 31, 1998                     $670,000,000
                  August 31, 1998                   $700,000,000
                  September 30, 1998                $725,000,000
                  October 31, 1998 and thereafter   $750,000,000





















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